UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

DELCATH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 SEVENTH AVE, SUITE 3505 NEW YORK, NEW YORK	10019
(Address of Principal Executive Offices)	(Zip Code)

600 FIFTH AVENUE, 23RD FLOOR NEW YORK, NEW YORK
(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.07   Submission of Matters to a Vote of Security Holders

Delcath’s Annual Meeting of Stockholders was held on May 6, 2010.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1.   The nominees for election as Class I Directors, each for a three year term, were elected based upon the following vote:

Nominees	Votes For	Withheld Authority	Broker Non-Votes
Harold S. Koplewicz, M.D.	12,546,381	1,517,138	13,422,568
Robert B. Ladd	12,822,274	1,241,245	13,422,568

2.   The proposal to ratify the appointment of Ernst & Young LLP as Delcath’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved based upon the following votes:

Votes For	Votes Against	Abstentions
26,577,384	845,802	62,901

There were no broker non-votes for this item.

3.   The proposal to approve an amendment to Delcath’s 2009 Stock and Incentive Plan (the “Plan”) to increase the total number of shares of Delcath’s common stock reserved for issuance under the Plan by 2,200,000 shares, from 2,000,000 to 4,200,000 shares of Delcath common stock, was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,023,272	1,909,195	131,052	13,422,568

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010

DELCATH SYSTEMS, INC. By: /s/ David A. McDonald
Name: David A. McDonald Title: Chief Financial Officer